Investor Relations Contact:	Media Contact:
Harriet Fried	John Cpin
Lippert/Heilshorn & Assoc.	Westin Rinehart
212.838.3777	202.466.3050
hfried@lhai.com	john@westinrinehart.com

PERF GO GREEN PROVIDES PROGRESS REPORT ON BUSINESS INITIATIVES

- Advancing Growth Plans through New Placements and Products –
- Re-orders Coming in from Retailers -

NEW YORK, NY – November 20, 2008 - Perf Go Green Holdings, Inc. (“Perf Go Green”) (OTCBB: PGOG, www.perfgogreen.com), a marketer and distributor of biodegradable plastics, today provided its second quarterly update on the company’s business initiatives.

“Over the past three months, we’ve made solid progress in introducing Perf Go Green to businesses and retailers across the U.S.,” said Chairman and CEO Tony Tracy. “Although we’re still in our early stages as a company, our products are already available online (Amazon.com and drugstore.com) and in stores that have more than 18,000 retail outlets throughout the country. These include two leading pharmacy chains (Walgreens and CVS), hardware and office supply chains (OfficeMax, Do it Best, Orgill, and United Hardware), supermarkets (Bashas’, Hy-Vee, and Meijers), and natural foods stores (Sprouts Farmers Market). In addition, we’ve received vendor approvals from retailers with another 23,000 outlets, and are working to obtain purchase orders and ship merchandise as quickly as possible.

“As the first biodegradable plastic product to be mass marketed, Perf Go Green is getting a great reception from all sectors – businesses, retailers, consumers, municipalities and non-profit organizations. We booked our first sale in May 2008, and in our last fiscal quarter we recorded quarterly revenues in the amount of $425,000. All of our target markets are proving eager to help protect the earth by selling or using products that offer a convenient, cost-effective way to reduce their environmental footprint. The fact that we’re already receiving re-orders from a number of the retailers we work with is especially telling. We’re proud that Perf Go Green has positioned itself as a leader in the nation’s ‘go green’ movement, which some project to become a $500 billion market in 2009.”

Over the past three months, Perf Go Green has:

•	Rolled out our 13-gallon tall kitchen trash bags and 30-gallon lawn & leaf bags nationwide at two leading pharmacy chains and has regularly been receiving re-orders from one of the chains.

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Added nearly 1,000 retail stores nationwide through a new distribution partnership with OfficeMax Incorporated, a top provider of office products and services. Perf Go Green’s 13-, 30- and 39-gallon bags became available on all OfficeMax’s shelves in November.

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Broadened our initial product offering to include commercial and custom-sized bags, plastic drop cloths and pet products. We’re now shipping a full array of items in seven different product categories. We are implementing our EDI system with EDI-compliant customers, which will be fully integrated with our back-office and sales and marketing functions.

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Been selected to supply biodegradable plastic trash bags under a co-branding program at a major pharmacy chain. We’re currently selling Perf Go Green product in the chain and our arrangement will evolve into a co-branded label in 2009, which we expect to add to its appeal.

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Received our first order for office trash bags from a securities firm in New York City, whose professional staff encompasses approximately 300 employees, all of whose desk trash cans will be fitted with Perf Go Green bags.

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Added Diversified Brands to our sales and marketing team. Diversified, whose management team has a combined total of more than 80 years of experience and a wide network of relationships, began introducing Perf Go Green products to Canadian retailers in November.

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Expanded our business development team through a partnership with GEM Business Development. An expert in the field of consumer packaged goods, GEM is tasked with broadening retail and consumer awareness of Perf Go Green and accelerating our go-to-market approach.

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Continues to enjoy a strong relationship with our manufacturer, Spectrum Plastics, a leader in the field of sustainable bags and packaging products. We are working with Spectrum to create new and better plastic products and expect to launch new products in 2009. First in line are fresh produce bags, which we’ll introduce in January.

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Obtained extensive positive media coverage, including magazine articles in Family Circle, Parenting, O at Home, and, most recently, Redbook, that are helping drive consumer awareness of Perf Go Green’s products. We’ve also been featured on Fox Business News, Lifetime Television’s The Balancing Act and HGTV’s Designing Spaces: Think Green.

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Increased international awareness of our products and mission through the German Equity Forum in Frankfurt in November. Perf Go Green’s Chief Operating Officer was a featured speaker at the Alternative Energies panel discussion, in which companies and financial market participants from all over the world with an interest in green initiatives participated.

•	Become the title sponsor for the Go Green expo at the LA Convention Center in January 2009, which will feature the latest eco-friendly products and services people can use to lead a greener life.

Tracy concluded, “The need to reduce plastic waste gets more urgent every day. We’ve been responding to that need – and, at the same time, establishing the basic building blocks for Perf Go Green’s growth – by getting into as many retail doors as possible as well as introducing Perf Go Green with much success to businesses, government agencies and non-profit organizations. In the coming months, we plan to accelerate our distribution and educate more people about our products and their positive impact on the environment. We’ll also expand our product offering, giving people even more opportunities to go green and protect the planet.”

Perf Go Green’s corporate name reflects its “Go Green” mission to develop, market and distribute biodegradable plastic products as a practical and viable solution to eliminating plastic waste from the world environment. Founded in November 2007, Perf Go Green premiered at the March 2008 International Home and Housewares Show in Chicago, where its products were honored for their design quality and innovation. According to Landor Associate, the “go green movement” is poised to become a $500 billion market by 2009.

About Perf Go Green

Perf Go Green Holdings, Inc. (OTCBB: PGOG), www.perfgogreen.com, is engaged in the distribution and global marketing of eco-friendly, non-toxic, food-contact-compliant, biodegradable plastic products. All Perf Go Green products incorporate recycled plastics that are combined with an oxo-biodegradable proprietary application method to produce the film for the products. Based on environmental claims statements made by the manufacturer of the oxo-biodegradable applied to our products, when discarded in soil and exposed to the presence of microorganisms, moisture and oxygen, we believe Perf Go Green products biodegrade within two years, decomposing into simple materials found in nature much faster than regular plastics, which can take hundreds of years to break down. Through this process and the use of recycled plastics, Perf Go Green effectively removes plastic waste from the environment. In addition, Perf Go Green trash bags utilize a unique patented dispensing system that stores the bags on the bottom of trashcans and dispenses them one at a time, similar to a tissue box.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company’s current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company’s business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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